1993 Non-Qualifed Stock Option Letter sent to Key Employees

                                                   _______, 1993


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4 Taft Court
Rockville, MD  20850

Re:      1993 Non-Qualified Stock Option Plan

Dear ________:

         Mid Atlantic Medical Services, Inc. (the "Corporation") has adopted the 1993 Non-Qualified Stock Option Plan (the "Plan") which provides for the grant of options to purchase shares of the Corporation's common stock ("stock") to certain key employees of the Corporation and its subsidiaries. Since you are considered a key employee, and since the Corporation desires you to remain, you are being provided with a means to acquire a proprietary interest in the Corporation's success. You have been granted, subject to the following terms and conditions, the right to acquire shares of the Corporation's stock. The date of grant will be _______, 1993. The terms and conditions governing this grant to you are set forth below.

1. Subject to the terms and conditions of the Plan (a copy of which is attached hereto and made a part hereof) and this letter, the Corporation grants to you the option to purchase from the Corporation all or any part of an aggregate number of two thousand one hundred (2,100) shares of stock (hereinafter such shares of stock are referred to as the "optioned shares" and the option to purchase the optioned shares is referred to as the "option").

2. The price to be paid for the optioned shares shall be 100% of the fair market value of the stock as of ______, 1993.

3. Subject to the terms and conditions of the Plan and this letter, the options may be exercised by you while in the employ of the Corporation, in whole or in part, from time to time. You can exercise options for up to seven hundred (___) shares beginning June 1, 1994, for up to seven hundred (___) shares beginning June 1, 1995 and for up to seven hundred (___) shares beginning June 1, 1996. The


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         Corporation  will use its best  efforts to  register  option  shares of stock under the Securities Act of 1933, as amended, using a Form S-8 registration statement.


         Optioned shares must be purchased within 5 years from the date of grant, _______, 1993. That is, all options must be exercised by _______, 1998, provided you remain an employee. Upon termination of your employment, option shares must be purchased as provided for in
         Section 6d of the Plan for any shares which you have a right to purchase as of the date of termination.

4. In the event that the shares of the Corporation's stock, as presently constituted, shall be changed, as provided for in Section 7 of the Plan, the number of options issued to you will be adjusted accordingly.

5. The options may be exercised only by written notice, delivered or mailed by registered or certified mail addressed to the Treasurer of the Corporation at the Corporation's principal business office. Such notice shall be accompanied by payment of the entire option price of the optioned shares being purchased either (i) in cash or its equivalent, (ii) by tendering previously acquired shares of stock valued at their Fair Market Value at the time of exercise as long as the tendered shares have been held by you for at least six months, or
          (iii) by any combination of (i) and (ii). Fair Market Value shall be determined as provided in Paragraph 6a of the Plan. Any shares of stock tendered in payment for optioned shares shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire price of the optioned shares so purchased, certificates representing such optioned shares shall be issued to you. The optioned shares so purchased shall be fully paid and nonassessable except insofar as statutory liability may be imposed under any applicable law.

6.       Upon  dissolution  or  liquidation  of  the  Corporation,   or  upon  a
         reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the


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         sale of substantially all of the property of the Corporation to another
         corporation,   the  Plan  and  the  options  issued   thereunder  shall
         terminate,   unless   provisions  are  made  in  connection  with  such
         transaction for the assumption of options theretofore granted, or for the substitution for such options of new options of the successor
         employer   corporation  or  a  parent  or  subsidiary   thereof,   with
         appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not exercisable during such period. This acceleration for vesting will also occur if at least 50% or more of the voting stock of the Corporation is sold either through a tender offer or otherwise to a party or an affiliated group of parties. For purposes of this Paragraph 6, Corporation refers to Mid Atlantic Medical Services, Inc., MD-Individual Practice Association, Inc., and/or Physicians Health Plan of Maryland, Inc., jointly and/or separately.


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                                                        -3-

7. You shall not be deemed for any purposes to be a stockholder of the Corporation with respect to any shares which may be acquired hereunder except to the extent that the options shall have been exercised and the stock certificate issued with respect thereto.

8. The options herein granted shall not be transferable by you otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

9. You agree for yourself and your heirs, legatees, and legal representatives, with respect to all shares of stock acquired pursuant to the terms and conditions of the Plan and this letter (or any other shares of stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefore), that you and your heirs, legatees and legal representatives will not sell or otherwise dispose of these shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended ("the Act"), or except in a transaction which, in the opinion of counsel for the Corporation, is exempt from registration under the Act. Further, the Corporation shall not be required to sell or issue any shares under an outstanding option if, in the opinion of the Corporation, (a) the issuance of such shares would constitute a violation by you or the Corporation of any applicable law of regulation of any government authority or (b) the consent or approval of any governmental body is necessary or desirable as condition of, or in connection with, the issuance of such shares.

10. The existence of the options herein granted shall not affect in any way the right or power of the Corporation or its directors or stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preferences stock ahead of or affecting the stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporation act or


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         proceeding, whether of a similar character or otherwise.

11. As a condition of granting the options to you, you agree, for yourself and your legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to the Plan and this letter shall be determined by the Stock Option Committee in its sole discretion, and any interpretation by the Committee of the terms of the Plan and this letter shall be final, binding and conclusive.


                                                    Very truly yours,




                                                     George T. Jochum
                                                     Chairmen, President and
                                                     Chief Executive Officer of
                                                     MAMSI




                                                     Peter L. Flaherty, Jr. M.D.
                                                     Vice Chairman of MAMSI



Seen and Accepted:


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Signature


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Date